Exhibit 5.1
December 10, 2010
Board of Directors
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251

Re:	Registration Statement on Form S-3
Gentlemen:
     This opinion letter is furnished to you in connection with the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) to be filed by Alon USA Energy, Inc., a Delaware corporation (the “Company”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to $23,500,000 of common stock of the Company, par value $0.01 per share (“Common Stock”). The Common Stock may be issued in an unspecified number. The Registration Statement provides that the Common Stock may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.
     As counsel to the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the registration of the Common Stock. I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates, including certificates of public officials and officers of the Company, and other instruments as I have deemed necessary or advisable for purposes of rendering this opinion. As to issues of fact, I have relied, without independent investigation, upon the above documents, certificates and statements.
     I have assumed the genuineness of all signatures and the capacity of the persons so signing (other than signatures by or on behalf of the Company), the authenticity of all documents submitted to me as originals, the conformity to the original documents of all copies submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents. Nothing contained herein shall be construed to cause me to be considered an “expert” within the meaning of Section 11 of the Securities Act.
     For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, I have assumed that, after the issuance of the Common Stock offered pursuant to the Registration Statement, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock and all shares of Common Stock reserved for issuance upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock, under the Company’s articles of incorporation, as amended and then in effect (the “Articles”).
     Based upon the foregoing, and subject to the additional qualifications set forth below, it is my opinion that:
     With respect to the shares of Common Stock offered by the Company, when (i) the Registration Statement (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors of the Company (the “Board of Directors”), including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; and (v) shares are delivered upon payment of the

Board of Directors
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
agreed upon consideration therefor, the shares of Common Stock when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefore is not less than $0.01 per share of Common Stock.
     My examination of matters of law in connection with the opinion expressed herein has been limited to the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. I express no opinion with respect to the laws of any other jurisdiction.
     I do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus.
     Neither this opinion nor any extract of this opinion or reference to this opinion may be furnished to, quoted from or relied upon by any other person, firm, or corporation without my express written permission. This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters expressed herein. No opinions may be inferred or implied beyond the matters expressly stated herein. No qualification limitation or exception contained herein shall be construed in any way to limit the scope of the other qualifications, limitations and exceptions. I expressly disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.
     I hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
/s/ Sarah Braley Campbell, Esq.
Sarah Braley Campbell, Esq.
Senior Counsel and Secretary